Exhibit 99.1

Orbitz Worldwide, Inc. Reports Fourth Quarter 2013 Results

Chicago, February 13, 2014 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the fourth quarter and full year ended December 31, 2013.

•	Room nights grew 15 percent year on year in the fourth quarter 2013 and 18 percent for the full year 2013.

•	Revenue increased 4 percent year on year to $197.4 million in the fourth quarter 2013 and increased 9 percent to $847.0 million for the full year 2013.

•
Net income increased to $165.1 million for the full year 2013 compared with a net loss of $301.7 million for the full year 2012. The year over year change in net income was driven primarily by the 2013 release in valuation allowance of $174.4 million related to the company’s deferred tax assets and a 2012 impairment charge of $321.2 million.

•	Adjusted EBITDA decreased 5 percent year on year to $34.0 million in the fourth quarter 2013 and increased 12 percent to $143.6 million for the full year 2013.

“In 2013 we delivered strong performance with revenue up 9 percent, Adjusted EBITDA up 12 percent and a 15 percentage point acceleration in hotel room night growth to 18 percent. Investments in our global technology platform enabled each of our businesses to accelerate in the strategically important hotel segment while also achieving operating efficiencies,” said Barney Harford, CEO. “Looking forward to 2014 and beyond, our strategic initiatives in the areas of loyalty, mobile and international expansion position us well to deliver continued strong growth in Adjusted EBITDA as we seek to make our brands the world's most rewarding places to plan and purchase travel on touch devices.”

(in thousands, except	Three Months Ended December 31,			Years Ended December 31,
per share data)	2013	2012	Change (a)	2013	2012	Change (a)

Hotel room night growth (b)	15%	7%		18%	3%
Gross bookings	$2,479,208	$2,473,762	—%	$11,438,070	$11,237,478	2%
Net revenue	$197,426	$189,737	4%	$847,003	$778,796	9%
Net revenue margin (c)	8.0%	7.7%	0.3 ppt	7.4%	6.9%	0.5 ppt
Net income (loss)	$5,342	($314,629)	**	$165,085	($301,738)	**
Basic EPS	$0.05	($2.96)	**	$1.53	($2.86)	**
Diluted EPS	$0.05	($2.96)	**	$1.46	($2.86)	**

Operating cash flow	($24,883)	$974	**	$153,243	$107,059	43%
Capital spending	$9,752	$12,185	(20)%	$39,302	$47,026	(16)%

EBITDA (d)	$28,291	($290,817)	**	$98,976	($204,920)	**
Other Adjustments	$5,695	$326,695	(98)%	$44,597	$333,292	(87)%
Adjusted EBITDA (d)	$33,986	$35,878	(5)%	$143,573	$128,372	12%

** Not meaningful.

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents year over year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

(c)	Represents net revenue as a percentage of gross bookings.

(d)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure are contained in Appendix A.

Fourth Quarter 2013 Financial Results

Gross Bookings and Net Revenue
Gross bookings increased 0.2 percent year on year to $2,479.2 million in the fourth quarter 2013. This increase was driven by higher hotel and vacation package transaction volumes and higher average booking values per air, hotel and vacation package transaction, offset by lower air transaction volume.

Net revenue increased 4 percent year on year to $197.4 million in the fourth quarter 2013. This increase was driven by higher hotel and vacation package transaction volumes and higher net revenue per hotel and vacation package transaction, offset by lower air transaction volume and lower net revenue per air transaction.

	Three Months Ended December 31,			Years Ended December 31,
(in thousands)	2013	2012	Change	2013	2012	Change

Net Revenue
Standalone Hotel	$69,693	$59,105	18%	$294,154	$225,654	30%
Standalone Air	53,528	60,064	(11)%	249,698	261,538	(5)%
Vacation Package	34,838	30,072	16%	142,522	130,098	10%
Advertising and Media	16,610	16,988	(2)%	59,036	58,065	2%
Other	22,757	23,508	(3)%	101,593	103,441	(2)%
Total Net Revenue	$197,426	$189,737	4%	$847,003	$778,796	9%

Domestic	$142,634	$137,378	4%	$617,123	$562,091	10%
International	54,792	52,359	5%	229,880	216,705	6%
Total Net Revenue	$197,426	$189,737	4%	$847,003	$778,796	9%

•
Standalone hotel net revenue was $69.7 million in the fourth quarter 2013, up 18 percent year on year. This increase was driven by higher transaction volume and higher net revenue per transaction. Standalone hotel net revenue represented 35% of total fourth quarter revenue, up from 31% in the fourth quarter of 2012.

•
Standalone air net revenue was $53.5 million in the fourth quarter 2013, down 11 percent year on year. This decrease was due to lower air transaction volumes and lower net revenue per transaction. Standalone air net revenue represented 27% of total fourth quarter revenue, down from 32% in the fourth quarter of 2012.

•
Vacation package net revenue was $34.8 million in the fourth quarter 2013, up 16 percent year on year. This increase was driven by higher transaction volume and higher net revenue per transaction. Vacation package net revenue represented 18% of total fourth quarter revenue, up from 16% in the fourth quarter of 2012.

•
Advertising and media revenue was $16.6 million in the fourth quarter 2013, down 2 percent year on year. This decrease was due to the shutdown of the Away Network, offset by growth in partner marketing. Advertising and media net revenue represented 8% of total fourth quarter revenue, down from 9% in the fourth quarter of 2012.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this release.

Operating Expenses

Cost of revenue

Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card processing fees and other costs, which include customer refunds and charge-backs and connectivity and other processing costs.

	Three Months Ended December 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Customer service costs	$12,822	$15,205	($2,383)	(16)%
Credit card processing fees	13,862	11,825	2,037	17%
Other	7,986	11,106	(3,120)	(28)%
Total cost of revenue	$34,670	$38,136	($3,466)	(9)%
% of net revenue	17.6%	20.1%

Cost of revenue as a percent of revenue for the fourth quarter 2013 was down 254 basis points. This leverage was driven by efficiencies at the company's customer service call centers and lower connectivity and processing costs. This was partially offset by costs associated with higher global hotel volume and growth in the private label distribution channel.

Selling, general and administrative (SG&A) expense

SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other administrative costs.

	Three Months Ended December 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Wages and benefits	$42,575	$33,319	$9,256	28%
Contract labor	5,155	5,830	(675)	(12)%
Network communications, systems maintenance and equipment	6,477	7,508	(1,031)	(14)%
Other	16,935	18,900	(1,965)	(10)%
Total SG&A	$71,142	$65,557	$5,585	9%
% of net revenue	36.0%	34.6%

SG&A expense as a percent of revenue increased 148 basis points in the fourth quarter 2013, due primarily to higher incentive based compensation. This was offset by lower professional fees and outside service expense. Adjusting for the higher incentive based compensation, SG&A saw leverage of 390 basis points due to efficiencies gained from the global platform.

Marketing expense

Marketing expense is comprised primarily of online marketing costs, such as search engine marketing and travel research; offline marketing costs, such as television, radio and print advertising; and commissions to affiliates.

	Three Months Ended December 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Marketing expense	$63,323	$55,689	$7,634	14%
% of net revenue	32.1%	29.4%

Marketing expense as a percent of revenue increased 272 basis points to 32.1 percent for the fourth quarter 2013, up from 29.4 percent for the fourth quarter 2012. This increase was due primarily to the growth of our private label distribution channel.

Interest Expense

Net interest expense was $9.6 million in the fourth quarter 2013, up 12 percent year over year. The increase was due primarily to a higher average interest rate incurred on the company's term loans driven by its debt refinancing in March 2013 and subsequent debt repricing in May 2013. The weighted average interest rate on the term loans was 5.48 percent for the fourth quarter 2013 versus 3.32 percent for the fourth quarter 2012.

At December 31, 2013, Orbitz Worldwide was in compliance with all financial covenants in its Credit Agreement.

Cash Flow
Operating cash flow was $153.2 million for the twelve months ended December 31, 2013, a 43 percent increase year over year due primarily to growth in the company's global hotel business and to the timing of cash receipts and payments.

At December 31, 2013, available liquidity was $182.4 million which was comprised of cash and cash equivalents of $117.4 million and $65.0 million available on a revolving credit facility.

Operational Highlights

Consumer Brands

•
In October, Orbitz.com launched its Orbitz Rewards loyalty program, which gives travelers the opportunity to earn OrbucksSM -- the currency of Orbitz Rewards -- when booking hotels, flights and vacation packages on Orbitz.com and then redeem them instantly on tens of thousands of hotels around the world, with no blackout dates, no redemption hurdles and no restrictions on combining rewards with other offers.  In November, the program surpassed the one-million-member mark.

•
In December, Orbitz Worldwide was ranked in the top ten of Glassdoor’s 2014 Best Places to Work, which recognizes the best places to work in the U.S. based on employee reviews.  Others in the top ten included Twitter, Facebook and Google.   Orbitz was the top-rated Chicago company and the top-rated company in the travel industry, receiving a 4.3 out of 5.0 rating from employees.

•	In the fourth quarter of 2013, 28 percent of standalone hotel bookings were made via mobile devices across the company's global consumer brand portfolio.

•
During the fourth quarter, HotelClub launched a redesigned app for iOS 7 that also fully integrates the Member Rewards loyalty program into the app experience. This new version of the app was featured in the iTunes App Store as a “Best New App” upon launch in Australia and New Zealand.

•
In January, Orbitz.com launched Orbitz Labs, labs.orbitz.com, a new site that tests experimental travel tools and features to improve the online shopping experience and lets consumers give ideas and feedback directly to the engineers developing new products and services.

Orbitz Partner Network

•
During the fourth quarter, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including Canary Islands Tourism, Experience Kissimmee, Jamaica Tourism Board, Northern Ireland Tourism, San Diego Tourism Authority, South Australia Tourism, South Carolina Department of Recreation, Parks and Tourism, Squaw Valley, St. Kitts Tourism and Turismo de Portugal.

•
In November, Jetset Travelworld Limited and Orbitz Worldwide announced the signing of a ten-year Strategic Alliance Agreement, which provides the Jetset Travelworld Group (JTG) access to Orbitz Worldwide's proven global technology platform to power its new online offering, helloworld.com.au.

•
In December 2013, Orbitz launched the latest installment of its successful online video initiative Orbitz Originals. "Orbitz Originals: Authentic Florida," viewable at Orbitz.com/Bradenton, was produced in partnership with the Bradenton Area Convention and Visitors Bureau and is hosted by award-winning travel expert Richard Bangs. To date, Orbitz Originals videos highlighting the Cayman Islands, Qatar, Vermont, Ireland, Cancun and New York have generated more than one million views by travelers seeking inspiration for future trips.

Partner Services

•
During the fourth quarter 2013, Orbitz Worldwide signed multi-year hotel distribution agreements with BG Hotels and Fergus Hotels in the Balearics, Bourbon Hotels & Resorts and Deville Hotels in Brazil, Destination Hotels & Resorts, G6 Hospitality (which owns and manages the Motel 6 and Studio 6 brands), GLH Hotels Management in the UK (which owns and manages the Thistle and Guoman Hotels) and Jin Jiang International in China.

•
During the fourth quarter, Orbitz Worldwide signed distribution agreements with a number of airlines including Aeromexico, Air Berlin Airlines, China Airlines, Fiji Airlines, LATAM Airlines, Royal Jordanian Airlines, Saudi Arabian Airlines and Swiss International Airlines.

•
In February 2014, Orbitz announced that it had entered into new multi-year global distribution agreements with Amadeus, Sabre and Travelport for the provision of technology and travel management solutions.

Outlook

For the first quarter 2014, the company expects:

•	Net revenue between $202 million and $207 million; and

•	Adjusted EBITDA between $22 million and $25 million.

For the full year 2014, the company expects:

•	Net revenue growth in the low to mid single digits; and

•	Adjusted EBITDA growth in the high single digits.

This outlook assumes foreign exchange rates as of January 31, 2014.

Quarterly Conference Call

Orbitz Worldwide will host a conference call to discuss its fourth quarter 2013 results at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, February 13, 2014. A live webcast of the conference call can be accessed through the Orbitz Worldwide Investor Relations website at investors.orbitz.com. An archive of the webcast and a transcript will also be available on the website for at least 30 days.

About Orbitz Worldwide

Orbitz Worldwide (NYSE:OWW) is a leading global online travel company using technology to transform the way consumers around the world plan and purchase travel. Orbitz Worldwide operates the consumer travel planning sites Orbitz (www.orbitz.com), ebookers (www.ebookers.com), HotelClub (www.hotelclub.com) and CheapTickets (www.cheaptickets.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (www.orbitz.com/OPN) delivers private label travel technology solutions to a broad range of partners including some of the world`s largest airlines and travel agencies, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes. Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

Forward-Looking Statements

This release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results and the effects of future plans, strategies or events could differ materially from those expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed or implied by the forward-looking statements in this release and its attachments include, but are not limited to, the company's ability to effectively compete in the travel industry; trends, declines, or disruptions affecting the travel industry or the level of travel activity, particularly air travel; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; change in airline distribution economics; the company's ability to maintain and protect its information technology and intellectual property; Travelport's ownership in and influence over the operation of our business in light of the potentially divergent interests of the company and Travelport; the outcome of pending litigation; system-related failures, interruptions, or security breaches; risks related to the the company's level of indebtedness; risks associated with doing business in multiple currencies and international markets; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this release. All information in this release and its attachments is as of February 13, 2014, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this release is contained in Appendix A attached to this release.

Media Contact:             Investor Contact:
Chris Chiames             Brian Wolf
+1 312 894 6890             +1 312 260 8301
chris.chiames@orbitz.com        brian.wolf@orbitz.com

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net revenue	$197,426	$189,737	$847,003	$778,796
Cost and expenses:
Cost of revenue	34,670	38,136	154,403	147,840
Selling, general and administrative	71,142	65,557	280,418	260,253
Marketing	63,323	55,689	292,470	252,993
Depreciation and amortization	13,611	14,834	55,110	57,046
Impairment of goodwill and intangible assets	—	321,172	—	321,172
Impairment of property and equipment and other assets	—	—	2,636	1,417
Total operating expenses	182,746	495,388	785,037	1,040,721
Operating income/(loss)	14,680	(305,651)	61,966	(261,925)
Other income/(expense):
Net interest expense	(9,562)	(8,513)	(43,786)	(36,599)
Other expense	—	—	(18,100)	(41)
Total other expense	(9,562)	(8,513)	(61,886)	(36,640)
Income/(loss) before income taxes	5,118	(314,164)	80	(298,565)
Provision/(benefit) for income taxes	(224)	465	(165,005)	3,173
Net income/(loss)	$5,342	$(314,629)	$165,085	$(301,738)

Net income/(loss) per share - basic:
Net income/(loss) per share	$0.05	$(2.96)	$1.53	$(2.86)
Weighted-average shares outstanding	109,246,661	106,227,043	107,952,327	105,582,736

Net income/(loss) per share - diluted:
Net income/(loss) per share	$0.05	$(2.96)	$1.46	$(2.86)
Weighted-average shares outstanding	114,966,080	106,227,043	113,072,679	105,582,736

Orbitz Worldwide, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$117,385	$130,262
Accounts receivable (net of allowance for doubtful accounts of $1,186 and $903, respectively)	82,599	75,789
Prepaid expenses	17,113	11,018
Due from Travelport, net	12,343	5,617
Other current assets	13,862	3,072
Total current assets	243,302	225,758
Property and equipment (net of accumulated depreciation of $334,720 and $297,618)	116,145	132,544
Goodwill	345,388	345,388
Trademarks and trade names	90,398	90,790
Other intangible assets, net	89	830
Deferred income taxes, non-current	160,637	6,773
Restricted cash	118,761	24,485
Other non-current assets	32,966	7,746
Total Assets	$1,107,686	$834,314

Liabilities and Shareholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$16,432	$21,485
Accrued merchant payable	337,308	268,589
Accrued expenses	145,778	118,329
Deferred income	40,616	34,948
Term loan, current	13,500	24,708
Other current liabilities	4,324	5,365
Total current liabilities	557,958	473,424
Term loan, non-current	429,750	415,322
Tax sharing liability	61,518	70,912
Other non-current liabilities	16,738	17,319
Total Liabilities	1,065,964	976,977
Commitments and contingencies
Shareholders’ Equity/(Deficit):
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 108,397,627 and 105,119,044 shares issued, respectively	1,084	1,051
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,055,213	1,041,466
Accumulated deficit	(1,017,539)	(1,182,624)
Accumulated other comprehensive income/(loss) (net of accumulated tax benefit of $2,558 and $0, respectively)	3,016	(2,504)
Total Shareholders’ Equity/(Deficit)	41,722	(142,663)
Total Liabilities and Shareholders’ Equity/(Deficit)	$1,107,686	$834,314

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Years Ended December 31,
	2013	2012
Operating activities:
Net income/(loss)	$165,085	$(301,738)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	55,110	57,046
Impairment of goodwill and intangible assets	—	321,172
Impairment of property and equipment and other assets	2,636	1,417
Amortization of unfavorable contract liability	(3,580)	(6,717)
Non-cash net interest expense	13,753	13,251
Deferred income taxes	(167,479)	869
Stock compensation	12,913	7,566
Changes in assets and liabilities:
Accounts receivable	(7,906)	(12,549)
Due from Travelport, net	(6,735)	(1,624)
Accounts payable, accrued expenses and other current liabilities	20,209	(5,549)
Accrued merchant payable	66,814	28,065
Deferred income	5,130	8,429
Other	(2,707)	(2,579)
Net cash provided by operating activities	153,243	107,059

Investing activities:
Property and equipment additions	(39,302)	(47,026)
Changes in restricted cash	(93,965)	(16,812)
Net cash used in investing activities	(133,267)	(63,838)

Financing activities:
Payments on and retirement of term loans	(896,780)	(32,183)
Issuance of long-term debt, net of issuance costs	877,718	—
Employee tax withholdings related to net share settlements of equity-based awards	(6,473)	(2,179)
Proceeds from exercise of employee stock options	7,341	—
Payments on tax sharing liability	(16,765)	(15,408)
Payments on note payable	—	(231)
Net cash used in financing activities	(34,959)	(50,001)

Effects of changes in exchange rates on cash and cash equivalents	2,106	871
Net decrease in cash and cash equivalents	(12,877)	(5,909)
Cash and cash equivalents at beginning of year	130,262	136,171
Cash and cash equivalents at end of year	$117,385	$130,262

Supplemental disclosure of cash flow information:
Income tax payments, net	$1,454	$1,170
Cash interest payments	$30,608	$26,635
Non-cash investing activity:
Capital expenditures incurred not yet paid	$3,786	$2,309

Appendix A: Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with funds borrowed under its revolving credit facility, if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three months and years ended December 31, 2013 and 2012, are not defined under GAAP and do not purport to be an alternative to net income or net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net income to EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net income/(loss)	$5,342	($314,629)	$165,085	($301,738)
Net interest expense	9,562	8,513	43,786	36,599
Provision (benefit) for income taxes	(224)	465	(165,005)	3,173
Depreciation and amortization	13,611	14,834	55,110	57,046
EBITDA	$28,291	($290,817)	$98,976	($204,920)

EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
EBITDA	$28,291	($290,817)	$98,976	($204,920)
Impairment of goodwill and intangible assets (a)	—	321,172	—	321,172
Impairment of other assets (b)	—	—	2,636	1,417
Net loss on extinguishment of debt (c)	—	—	18,089	—
Acceleration of amortization of net unfavorable contract liability (d)	—	—	—	(2,635)
Stock-based compensation expense	2,853	1,333	12,913	7,566
Restructuring (e)	(16)	—	3,665	—
Litigation settlements and other (f)	2,858	4,190	7,294	5,772
Adjusted EBITDA	$33,986	$35,878	$143,573	$128,372

(a) Represents the non-cash charge recorded for the impairment of goodwill and intangible assets.

(b)
Represents impairment of property and equipment in connection with the company's decision to exit the Away Network business in the first quarter of 2013 and a $1.4 million non-cash charge to impair the asset related to the in-kind marketing and promotional support that the company expected to receive under the Charter Associate Agreement in the third quarter of 2012.

(c)	Represents write-off of deferred financing fees and other refinancing costs in connection with the refinancing of the company's $450 million senior secured term loan facilities in May 2013.
(d) In the third quarter 2012, the company reduced the net unfavorable contract liability by $1.2 million following the negotiation of a new agreement with a supplier. This reduction was recorded as a $2.6 million increase to net revenue, reflecting the reduction in expected future rebate payments the company would be required to make to a supplier.

(e)	Represents one-time costs associated with targeted cost actions the company undertook in the first quarter 2013.

(f)	Represents charges related to certain legal proceedings and other non-recurring professional fees.

Gross Bookings and Net Revenue, at Constant Currency
The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the Pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q4, 2013 Reported Gross Bookings	$1,970,655	$508,553	$2,479,208

Q4, 2012 Reported Gross Bookings	$1,968,503	$505,259	$2,473,762
Impact of Foreign Exchange Rates	—	7,515	7,515
Q4, 2012 Gross Bookings at Constant Currency	$1,968,503	$512,774	$2,481,277

Reported Gross Bookings Growth	—%	1%	—%
Gross Bookings Growth at Constant Currency	—%	(1)%	—%

Net Revenue
Q4, 2013 Reported Net Revenue	$142,634	$54,792	$197,426

Q4, 2012 Reported Net Revenue	$137,378	$52,359	$189,737
Impact of Foreign Exchange Rates	—	215	215
Q4, 2012 Net Revenue at Constant Currency	$137,378	$52,574	$189,952

Reported Net Revenue Growth	4%	5%	4%
Net Revenue Growth at Constant Currency	4%	4%	4%

	Years Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
2013 Reported Gross Bookings	$9,086,018	$2,352,052	$11,438,070

2012 Reported Gross Bookings	$8,948,277	$2,289,201	$11,237,478
Impact of Foreign Exchange Rates	—	12,265	12,265
2012 Gross Bookings at Constant Currency	$8,948,277	$2,301,466	$11,249,743

Reported Gross Bookings Growth	2%	3%	2%
Gross Bookings Growth at Constant Currency	2%	2%	2%

Net Revenue
2013 Reported Net Revenue	$617,123	$229,880	$847,003

2012 Reported Net Revenue	$562,091	$216,705	$778,796
Impact of Foreign Exchange Rates	—	9	9
2012 Net Revenue at Constant Currency	$562,091	$216,714	$778,805

Reported Net Revenue Growth	10%	6%	9%
Net Revenue Growth at Constant Currency	10%	6%	9%

Appendix B: Trended Operating Metrics

	2011				2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Gross Bookings (in thousands)
Domestic	$2,376,604	$2,414,061	$2,250,943	$2,056,277	$2,492,564	$2,399,412	$2,087,798	$1,968,503	$2,424,956	$2,479,941	$2,210,466	$1,970,655
International	598,546	583,146	599,207	461,734	650,467	570,777	562,698	505,259	677,625	604,947	560,927	508,553
Total	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581	$3,084,888	$2,771,393	$2,479,208

Standalone Air	$2,119,934	$2,201,860	$2,026,135	$1,849,055	$2,202,538	$2,155,649	$1,821,937	$1,719,165	$2,027,713	$2,077,471	$1,790,232	$1,621,560
Non-air	855,216	795,347	824,015	668,956	940,493	814,540	828,559	754,597	1,074,868	1,007,417	981,161	857,648
Total	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581	$3,084,888	$2,771,393	$2,479,208
Year over Year Gross Bookings Growth
Domestic	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%	3%	6%	—%
International	21%	39%	31%	6%	9%	(2)%	(6)%	9%	4%	6%	—%	1%
Total	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%	4%	5%	—%

Standalone Air	(1)%	(6)%	(1)%	(3)%	4%	(2)%	(10)%	(7)%	(8)%	(4)%	(2)%	(6)%
Non-air	7%	9%	8%	4%	10%	2%	1%	13%	14%	24%	18%	14%
Total	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%	4%	5%	—%

At Constant Currency
Domestic	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%	3%	6%	—%
International	16%	20%	17%	5%	10%	6%	2%	11%	4%	6%	(1)%	(1)%
Total	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%	4%	4%	—%

Standalone Air	(1)%	(8)%	(3)%	(3)%	4%	(1)%	(9)%	(7)%	(8)%	(4)%	(2)%	(6)%
Non-air	6%	5%	5%	3%	10%	4%	3%	13%	14%	24%	19%	14%
Total	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%	4%	4%	—%

Net Revenue (in thousands)
Domestic	$134,333	$142,026	$142,214	$128,547	$137,343	$145,073	$142,297	$137,378	$150,206	$164,565	$159,718	$142,634
International	50,590	59,800	60,710	48,599	52,436	55,904	56,006	52,359	52,654	61,233	61,201	54,792
Total	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860	$225,798	$220,919	$197,426

Standalone Air	$72,500	$69,522	$63,850	$59,295	$72,244	$67,313	$61,917	$60,064	$69,251	$67,464	$59,455	$53,528
Non-air transactional	98,588	117,715	124,388	103,736	105,872	118,239	121,900	112,540	120,304	142,719	147,536	127,221
Non-transactional	13,835	14,589	14,686	14,115	11,663	15,425	14,486	17,133	13,305	15,615	13,928	16,677
Total	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860	$225,798	$220,919	$197,426

International as a % of Total Net Revenue	27%	30%	30%	27%	28%	28%	28%	28%	26%	27%	28%	28%
Year over Year Net Revenue Growth
Domestic	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%	13%	12%	4%
International	17%	42%	32%	4%	4%	(7)%	(8)%	8%	0%	10%	9%	5%
Total	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%	7%	12%	11%	4%

Standalone Air	1%	(2)%	(2)%	(11)%	0%	(3)%	(3)%	1%	(4)%	—%	(4)%	(11)%
Non-air transactional	(2)%	8%	7%	2%	7%	0%	(2)%	9%	14%	21%	21%	13%
Non-transactional	(6)%	8%	11%	4%	(16)%	6%	(1)%	21%	14%	1%	(4)%	(3)%
Total	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%	7%	12%	11%	4%

At Constant Currency
Domestic	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%	13%	12%	4%
International	10%	21%	17%	2%	4%	1%	0%	9%	1%	10%	9%	4%
Total	(3)%	0%	1%	(3)%	3%	2%	0%	7%	7%	12%	11%	4%

Standalone Air	—%	(5)%	(5)%	(12)%	0%	(1)%	0%	2%	(4)%	—%	(6)%	(12)%
Non-air transactional	(4)%	3%	4%	1%	7%	2%	0%	9%	14%	21%	22%	14%
Non-transactional	(6)%	6%	10%	4%	(16)%	7%	0%	22%	14%	2%	(3)%	(3)%
Total	(3)%	0%	1%	(3)%	3%	2%	0%	7%	7%	12%	11%	4%

Orbitz Worldwide Transaction Growth	(7)%	(9)%	(7)%	(10)%	1%	(4)%	(7)%	(4)%	(4)%	1%	(1)%	(2)%

Orbitz Worldwide Hotel Room Night Growth	(2)%	(1)%	(1)%	(2)%	3%	3%	0%	7%	14%	20%	22%	15%

	2009	2010	2011	2012	2013
Gross Bookings (in thousands)
Domestic	$8,503,179	$9,563,755	$9,097,885	$8,948,277	$9,086,018
International	1,439,265	1,806,422	2,242,633	2,289,201	2,352,052
Total	$9,942,444	$11,370,177	$11,340,518	$11,237,478	$11,438,070

Standalone Air	$7,254,952	$8,437,063	$8,196,984	$7,899,289	$7,516,976
Non-air	2,687,492	2,933,114	3,143,534	3,338,189	3,921,094
Total	$9,942,444	$11,370,177	$11,340,518	$11,237,478	$11,438,070
Year over Year Gross Bookings Growth
Domestic	(4)%	12%	(5)%	(2)%	2%
International	(17)%	26%	24%	2%	3%
Total	(6)%	14%	—%	(1)%	2%

Standalone Air	(7)%	16%	(3)%	(4)%	(5)%
Non-air	(4)%	9%	7%	6%	17%
Total	(6)%	14%	—%	(1)%	2%

At Constant Currency
Domestic	(4)%	12%	(5)%	(2)%	2%
International	(7)%	23%	15%	7%	2%
Total	(5)%	14%	(2)%	—%	2%

Standalone Air	(5)%	17%	(4)%	(3)%	(5)%
Non-air	(2)%	18%	5%	7%	18%
Total	(5)%	14%	(2)%	—%	2%

Net Revenue (in thousands)
Domestic	$584,951	$579,585	$547,120	$562,091	$617,123
International	152,697	177,902	219,699	216,705	229,880
Total	$737,648	$757,487	$766,819	$778,796	$847,003

Standalone Air	$269,643	$274,568	$265,167	$261,538	$249,698
Non-air transactional	395,192	427,864	444,427	458,551	537,780
Non-transactional	72,813	55,055	57,225	58,707	59,525
Total	$737,648	$757,487	$766,819	$778,796	$847,003

International as a % of Total Net Revenue	21%	23%	29%	28%	27%
Year over Year Net Revenue Growth
Domestic	(15)%	(1)%	(6)%	3%	10%
International	(17)%	17%	23%	(1)%	6%
Total	(15)%	3%	1%	2%	9%

Standalone Air	(21)%	2%	(3)%	(1)%	(5)%
Non-air transactional	(13)%	8%	4%	3%	18%
Non-transactional	(5)%	(23)%	4%	3%	2%
Total	(15)%	3%	1%	2%	9%

At Constant Currency
Domestic	(15)%	(6)%	(6)%	3%	10%
International	(8)%	13%	13%	3%	6%
Total	(13)%	(1)%	(1)%	3%	9%

Standalone Air	(19)%	(5)%	(5)%	—%	(5)%
Non-air transactional	(11)%	1%	1%	4%	18%
Non-transactional	(4)%	3%	3%	3%	2%
Total	(13)%	(1)%	(1)%	3%	9%

Orbitz Worldwide Transaction Growth	4%	7%	(8)%	(3)%	(2)%

Orbitz Worldwide Hotel Room Night Growth	4%	8%	(1)%	3%	18%